As filed with the Securities and
Exchange Commission on February 23, 2006              Registration No. 333-02509
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                   POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       UNIVEST CORPORATION OF PENNSYLVANIA
             (Exact name of Registrant as specified in its charter)

                 PENNSYLVANIA                               23-1886144
       -------------------------------                 ------------------
       (State or other jurisdiction of                 (I.R.S. Employer
        incorporation or organization)                 Identification No.)


                       UNIVEST CORPORATION OF PENNSYLVANIA
                              14 NORTH MAIN STREET
                                 P.O. BOX 64197
                               SOUDERTON, PA 18964
                                 (215) 721-2400
               (Address, including zip code, and telephone number,
       including area code, of Registrant's principal executive offices)

                               WILLIAM S. AICHELE
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                       UNIVEST CORPORATION OF PENNSYLVANIA
                              14 NORTH MAIN STREET
                                 P.O. BOX 64197
                               SOUDERTON, PA 18964
                                 (215) 721-2400
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 With Copies To:
                          NICHOLAS BYBEL, JR., ESQUIRE
                              ERIK GERHARD, ESQUIRE
                             SHUMAKER WILLIAMS, P.C.
                               POST OFFICE BOX 88
                         HARRISBURG, PENNSYLVANIA 17108
                                 (717) 763-1121

Approximate date of commencement of proposed sale to the public: as soon as practicable after the effective date of the Registration Statement.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |X|

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |_|

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. |_|

      If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box |_|

                                CALCULATION OF REGISTRATION FEE

Title of Each Class        Amount           Proposed Maximum          Proposed Maximum          Amount of
of Securities to           to be            Offering Price            Aggregate                 Registration
be Registered              Registered       Per Share(1)              Offering Price (1)        Fee(2)
------------------------------------------------------------------------------------------------------------
Common Stock,
without par value          500,000          $ 30.875                  $ 15,437,500              $ 5,323.28
------------------------------------------------------------------------------------------------------------

      (1) Estimated solely for the purpose of determining the registration fee. Based upon the average bid and asked price of the Common Stock as of April 11, 1996.

      (2) Previously paid in connection with the original filing of this registration statement.

                                   PROSPECTUS


AMENDED AND RESTATED PROSPECTUS
(To Prospectuses dated April 10, 1996 and June 23, 2004)


                               [GRAPHIC OMITTED]
                                    UNIVEST
                          CORPORATION OF PENNSYLVANIA

              -----------------------------------------------------
              UNIVEST DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN
              -----------------------------------------------------


                        1,968,750 SHARES OF COMMON STOCK


                                 PAR VALUE $5.00

      The Univest Dividend Reinvestment and Stock Purchase Plan (the "Plan") described herein offers the holders of common stock, par value $5.00 per share (the "Common Stock"), of Univest Corporation of Pennsylvania (the "Corporation") an opportunity to automatically reinvest their dividends in shares of Common Stock. This Plan also provides each shareholder participating in the Plan a convenient and economical way to voluntarily purchase additional shares of Common Stock within the limitations provided in the Plan.


      Shares acquired for the Plan will be purchased on The NASDAQ National Market System on which Univest common stock trades. The purchase price of shares purchased on The NASDAQ National Market System will be the average price actually paid for the shares (excluding brokerage commissions) at the time such shares are purchased. The purchase price of shares purchased from the Corporation will be the average of the closing prices per share for the ten (10) trading days preceding the dividend payment date as reported by one or more firms selected by the Plan Administrator. Shareholders who do not elect to participate in the Plan will receive dividends, as declared and paid, by check or advice of credit to their accounts.


      Dividends, if and when declared, will be reinvested and shareholders may participate with respect to all or any portion of their Common Stock. Additional voluntary cash payments may not be less than $100.00 per payment or total more than $5,000.00 per quarter. To purchase shares, voluntary cash payments must be received (and if by check or draft, receipt means cleared) no earlier than the thirty (30) calendar days and no later than five (5) business days prior to the corresponding dividend payment date. There are no fees or broker commissions for reinvesting dividends and purchasing additional shares through the optional cash payment program.

      Complete details of the Plan are provided in this Prospectus, in a question and answer format. You are encouraged to read it carefully. If you have any additional questions, please call the Plan Administrator at (215) 799-2945. It is recommended that this Prospectus be retained for future reference.

      An investment in Common Stock held in the Plan account has the same market risks as an investment in Common Stock held in certificate form. Participants bear the risk of loss (and receive benefit of gain) occurring by reason of fluctuations in the market price of the Common Stock held in the Plan account.

            -------------------------------------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATIONS TO THE CONTRARY IS A CRIMINAL OFFENSE. PLEASE READ THE "RISK FACTORS" OUTLINED ON PAGE 3.

             -------------------------------------------------------
                The date of this Prospectus is February 23, 2006.

                              AVAILABLE INFORMATION

      The Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). Information as of particular dates concerning directors and executive officers, their compensation, the principal holders of securities of the Corporation and any material interest of such persons in transactions with the Corporation is disclosed in proxy statements distributed to shareholders of the Corporation and filed with the SEC. Such reports, proxy statements and other information can be inspected and copies obtained at the Public Reference Section of the SEC at 100 F Street, N.E., Washington, DC 20549, and at the SEC's regional offices at 233 Broadway, New York, NY 10279, and at 701 Market St. Philadelphia, PA 19106-1532. You may also call the SEC at 1-800-SEC-0330. In addition, our filings are available at the SEC's website at http://www.sec.gov and on Univest's website at http://www.univest.net. The Common Stock of the Corporation is traded in the NASDAQ National Market under the symbol "UVSP."

      This Prospectus constitutes a part of a Registration Statement filed by the Corporation with the SEC under the Securities Act of 1933, as amended (the "Securities Act"), relating to the Common Stock offered hereby. This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the information contained in the Registration Statement and to the exhibits relating thereto for further information with respect to the Corporation and the Common Stock offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

      No person has been authorized to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation should not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, any of the securities to which this Prospectus relates in any jurisdiction to or from any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction. Neither delivery of this Prospectus nor any sale of securities to which this Prospectus relates shall, under any circumstances, create any implication that there has been no change in the affairs or condition of the Corporation since the date hereof or that the information contained herein is correct as of any time subsequent to the date hereof.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents filed with the SEC pursuant to Section 13 of the Exchange Act by the Corporation (File No. 0-7617) are incorporated herein by reference:


      1. The Corporation's Annual Report on Form 10-K for the year ended December 31, 2004.
      2.    The  Corporation's  Quarterly  Reports on Form 10-Q for the quarters ended March 31, 2005, June 30, 2005, and September 30, 2005.
      3.    The  Corporation's  current  reports on Form 8-K dated  November 25,
            2005,  November 29, 2005 and December 1, 2005.
      4. The description of the Corporation's Common Stock contained in a registration statement on form S-14 dated March 1, 1973.


      All reports filed by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      THE CORPORATION UNDERTAKES TO PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, INCLUDING ANY BENEFICIAL OWNER, UPON SUCH PERSONS WRITTEN OR ORAL REQUEST, A COPY OF ANY OR ALL OF THE DOCUMENTS DESCRIBED ABOVE UNDER "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE." SUCH REQUEST SHOULD BE DIRECTED TO: ATTENTION: CORPORATE SECRETARY, UNIVEST CORPORATION OF PENNSYLVANIA, 14 N. MAIN STREET, P.O. BOX 64197, SOUDERTON, PA 18964.


                                 THE CORPORATION


      The Corporation, a Pennsylvania business corporation, is a financial holding company registered with and supervised by the Board of Governors of the Federal Reserve System. The Corporation was formed on January 3, 1973, and is the holding company of Univest National Bank and Trust Co. ("Univest National"), Univest Insurance, Inc., Univest Investments, Inc., Univest Realty Corporation, Univest Delaware, Inc., Univest Reinsurance Company, and Delview, Inc. As used herein, the "Corporation" refers to Univest Corporation of Pennsylvania and its subsidiaries.


      Univest National is a full-service commercial bank with trust powers, and provides a wide range of banking and financial services to individuals and businesses.

      The Corporation's principal executive offices are located at 14 N. Main Street, Souderton, PA. Its mailing address is 14 N. Main Street, P.O. Box 64197, Souderton, PA 18964, and its telephone number is (215) 721-2400.

                                  RISK FACTORS


      The purpose of the plan is to provide a convenient and useful service for the Corporation's shareholders. Nothing in this Prospectus represents a recommendation by the Corporation or anyone else that an individual buy or sell Corporation Common Stock. We urge you to read this Prospectus thoroughly before you make your investment decision regarding participation in the plan.

      Before you invest, you should be aware than an investment in our Common Stock involves a variety of risks, including those described below. You should carefully read and consider these risk factors, together with all the other information contained in this Prospectus, before you decide whether to purchase Corporation Common Stock.

Issuance of Additional Shares of Common Stock

      The Corporation's Articles of Incorporation authorize the issuance of up to 48 million shares of Common Stock. The issuance of additional stock within these limits may not require prior shareholder approval. Sales of additional shares of Common Stock, or the perception that shares may be sold, could possibly depress the market price of the Corporation's Common Stock. The issuance of additional shares could also dilute the percentage ownership interest and corresponding voting power of the prior shareholders.

Regulatory Restrictions Affecting Dividend Payments

      Our ability to pay dividends to our shareholders is also subject to and limited by certain legal and regulatory restrictions.

Anti-takeover Provisions

      Our Articles of Incorporation and Bylaws contain certain provisions that enhance the ability of our Board of Directors to deal with attempts to acquire control of our company. In addition, Pennsylvania law contains certain anti-takeover provisions that apply to us. While these provisions may provide us with flexibility in managing our business, they could discourage or make a merger, tender offer, or proxy contest more difficult, even though certain shareholders may wish to participate in the transaction. These provisions could also potentially depress the market price of the Common Stock.

Our Ability to Compete Effectively

      We face substantial competition in all phases of our operations from a variety of different competitors. Our future growth and success will depend on our ability to compete effectively in this highly competitive environment. We compete for loans, deposits, and other financial services in our geographic market with other financial services providers and various other non-bank competitors.

Changes in Laws and Regulations

      We are subject to extensive state and federal supervision and regulation. These laws and regulations are intended to protect depositors, not shareholders. Any substantial change in applicable laws or regulations may have a material effect on our business and prospects. We cannot predict the nature or extent of the effect of such changes on our business or earnings in the future.

Changes in Interest Rates

      Our profitability is dependent to a large extent on our net interest income. Like most financial institutions, we are affected by changes in general interest rate levels and by other economic factors beyond our control. Although our management believes it has implemented strategies to reduce the potential effects of changes in interest rates on our results of operations, any substantial and prolonged change in market interest rates could adversely affect our operating results.

The Allowance for Loan Losses

      Lending money is a substantial part of our business, and every loan we make carries a certain risk of non-payment. Although we evaluate every loan that we make against our underwriting criteria, we may experience losses by factors beyond our control. Therefore, we cannot assure you that our allowance for loan losses will be sufficient to absorb actual loan losses.

Loans Secured by Real Estate

      A significant portion of our loan portfolio consists of residential and commercial mortgages secured by real estate in our market area. If real estate prices decline in Eastern Pennsylvania, due to changes in national, regional or local economic conditions, fluctuations in interest rates and loan availability, changes in the tax laws and other governmental statutes, regulations and policies, and acts of nature, the value of the collateral securing these loans could be reduced. This reduction in collateral value could increase the number of non-performing loans and could have a material negative impact on our financial performance.

Common Stock - Plan Accounts

         You do not have control or authority to direct the price or time at which Common Stock is purchased or sold for plan accounts and must bear the market risk associated with fluctuations in the price of Common Stock. The Plan Administrator will allocate shares purchased to four (4) decimal places; therefore, there will likely always be a partial share in your plan account. This practice allows maximum investment of your dividends.

      The plan does not represent a change in the Corporation's dividend policy, which will continue to depend upon earnings, financial and regulatory requirements and other factors, and which will be determined by the Corporation's Board of Directors from time to time. Shareholders who do not wish to participate in this plan will continue to receive cash dividends when and as declared. The Corporation cannot provide any assurance whether, or at what rate, it will continue to pay dividends.


          DESCRIPTION OF DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

      The following questions and answers describe the Plan. A copy of the Plan has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

PURPOSE

      1. WHAT IS THE PURPOSE OF THE PLAN?

      The Plan provides the holders of record of the Corporation's Common Stock (beneficial owners of shares of the Corporation's Common Stock whose shares are registered in names other than their own must become shareholders of record by having the shares transferred into their names, or they may request their holders of record to participate on their behalf) who elect to participate in the Plan ("Participants") with an attractive and convenient method of investing cash dividends and voluntary cash payments in additional shares of the Corporation's Common Stock without payment of any brokerage commissions, service charges or other expenses. To the extent that such shares are purchased directly from the Corporation under the Plan, the Corporation will receive additional funds for its general corporate purposes. (See "USE OF PROCEEDS"). EACH
PARTICIPANT SHOULD RECOGNIZE THAT NEITHER THE CORPORATION NOR THE PLAN ADMINISTRATOR (SEE NO. 3 BELOW) CAN PROVIDE ANY ASSURANCE THAT SHARES PURCHASED UNDER THE PLAN WILL, AT ANY PARTICULAR TIME, BE WORTH MORE OR LESS THAN THEIR PURCHASE PRICE.

FEATURES

      2. WHAT ARE THE FEATURES OF THE PLAN?


      o Participants will have the cash dividends paid on their shares of the Corporation's Common Stock credited to their account under the Plan automatically reinvested in additional shares of the Corporation's Common Stock, without payment of any service charges or brokerage commissions.

      o Participants may invest in additional shares of the Corporation's Common Stock by making voluntary cash payments without payment of any service charges or brokerage commissions.

      o Participants will obtain full investment of cash dividends or voluntary cash payments, because fractional shares as well as whole shares are credited to Participants' accounts under the Plan. Also, dividends will be paid on fractional shares when held in a Participant's account under the Plan.

      o Participants will avoid cumbersome safekeeping and recordkeeping costs through free custodial and reporting services associated with participation in the Plan.


ADMINISTRATION

      3. WHO ADMINISTERS THE PLAN?

      The Trust Department of Univest National Bank and Trust Co. or such other entity appointed by the Corporation will administer the Plan ("Plan Administrator"). The Plan Administrator's duties include sending quarterly statements of accounts to Participants and performing other administrative duties relating to the Plan. Shares purchased for a participant under the Plan will be held by the Plan Administrator and registered in the name of the Plan Administrator or its nominee.

      All notices, questions or other communications relating to the Plan must include the Participant's account number, tax identification number and be addressed to the Plan Administrator's designated place of business. For example:

                                Trust Department
                       Univest National Bank and Trust Co.
                        Plan administrator of the Univest
                  Dividend Reinvestment and Stock Purchase Plan
                                  Univest Plaza
                                14 N. Main Street
                                 P.O. Box 64197
                               Souderton, PA 18964

      Participants who have questions regarding the Plan may also contact the Plan Administrator at (215) 799-2945, requesting the Dividend Reinvestment and Stock Purchase Plan liaison.

4. WHO INTERPRETS THE PLAN?

      The Corporation has the authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations deemed necessary or advisable in administering the Plan, including those necessary to prevent any abuse.

PARTICIPATION

      5.    WHO IS ELIGIBLE TO PARTICIPATE IN THE PLAN?

      Generally, holders of record of the Corporation's Common Stock will be eligible to participate in the Plan. Upon electing to participate, such record holders will be "Participants."

      6.    HOW DOES AN ELIGIBLE SHAREHOLDER BECOME A PARTICIPANT IN THE PLAN?

      Any eligible shareholder may elect to participate in the Plan at any time by completing and signing an authorization form ("Authorization Form") and returning it to the Plan Administrator. A postage-prepaid envelope is provided with the Authorization Form for that purpose. Authorization Forms may be obtained from the Plan Administrator or you may access it through our Investor Relations website at www.Univest.net. A properly completed and signed Authorization Form must be received at least five (5) business days before a dividend record date in order for the dividends payable to shareholders of record on that date to be reinvested in the Corporation's Common Stock under the Plan.

      Traditionally, dividends declared on the Corporation's Common Stock generally have been paid on the first business day of the months of January, April, July and October, and the record date for each such dividend generally has been the first Tuesday of the months of March, June, September and December. The Corporation's board of directors reserves the right to change dividend record and payment dates, if and when dividends are declared.

      7. DOES A SHAREHOLDER HAVE TO AUTHORIZE DIVIDEND REINVESTMENT ON A MINIMUM NUMBER OF SHARES?

      No. There are no minimum share requirements. Holders of record of the Corporation's Common Stock may elect to have the dividends on all or any portion of their shares reinvested under the Plan by submitting written instructions as to the number of shares which are to participate in the Plan on their completed Authorization Form to the Plan Administrator. There will be no extra charge to the shareholder for choosing partial participation in the Plan.


      8.    MAY A PARTICIPANT CHANGE THE NUMBER OF SHARES SUBJECT TO THE PLAN?

      Yes. A participant may change the number of shares subject to the Plan at any time by submitting a written request to the Plan Administrator. The change will be effective with respect to the first dividend payment date after the date of change has been received, provided that the notice of change was received at least five (5) business days before its dividend record date. Otherwise, the change will be effective as of the second dividend payment date.

PURCHASES


      9. HOW ARE THE SHARES OF THE CORPORATION'S COMMON STOCK ACQUIRED FOR PURPOSES OF THE PLAN?

      Cash dividends payable on the Corporation's Common Stock elected by Participants to be subject to the Plan will be paid to the Plan Administrator, less any amount withheld by the Corporation for applicable taxes at your request. The Plan Administrator will use these amounts to purchase shares from authorized but unissued (including treasury, if available) Common Stock of the Corporation as agent, or on The NASDAQ National Market System by an independent stock purchasing agent, in the sole discretion of the Corporation. Each Participant's account will be credited with that number of shares, including fractions computed to four (4) decimal places, equal to the total amount of cash dividends and voluntary cash payments invested, and divided by the purchase price.

      10.   WHEN WILL SHARES OF COMMON STOCK BE PURCHASED UNDER THE PLAN?


      Cash dividends and voluntary cash payments will be used to purchase the Corporation's Common Stock as soon as reasonably possible after the applicable dividend date, but not more than thirty (30) calendar days after such date, except where completion at a later date is necessary or advisable under any applicable securities laws.


      11.   AT WHAT PRICE WILL  SHARES OF COMMON  STOCK BE  PURCHASED  UNDER THE
            PLAN?

      The purchase price per share of Common Stock purchased with reinvested dividends and voluntary cash payments under the Plan after any dividend payment date will be equal to its Market Value. Market Value means: (a) where Common Stock of the Corporation is purchased in the open market or in negotiated transactions for the Plan, the average price actually paid for the shares (excluding brokerage commissions, if any) at the time such shares are purchased, or (b) where treasury or authorized and unissused Common Stock of the Corporation is used, the average of the closing prices per share for the ten
(10) trading days preceding the relevant dividend payment date as reported by one or more firms selected by the Plan Administrator.

      12. HOW MANY SHARES OF CORPORATION COMMON STOCK WILL BE PURCHASED FOR PARTICIPANTS?


      The number of shares purchased for each Participant will depend on the amount of dividends to be reinvested, voluntary cash payments, or both, in a Participant's account and the applicable purchase price of the Corporation Common Stock.


      13. WILL DIVIDENDS ON SHARES HELD IN A PARTICIPANT'S ACCOUNT BE USED TO PURCHASE ADDITIONAL SHARES UNDER THE PLAN?


      Yes. If and when the Corporation declares dividends to holders of record of shares of the Corporation's Common Stock, the Plan Administrator will credit each Participant's account with such dividends, and all such dividends will, unless the Participant directs otherwise be automatically reinvested in additional shares of the Corporation's Common Stock, thereby compounding each Participant's investment. Fractional shares held under the Plan for a Participant's account will receive dividends in the same way as whole shares, but in proportion to the size of the fractional share.

COSTS


      14. ARE THERE ANY EXPENSES TO PARTICIPANTS IN CONNECTION WITH PURCHASES UNDER THE PLAN?


      No. Participants will not be obligated to pay any brokerage commissions or other charges with respect to purchases of the Corporation's Common Stock under the Plan.

      A Participant who requests that the Plan Administrator sell shares of the Corporation's Common Stock held in the Participant's account in the Plan will incur a service fee as determined by the Corporation, and any brokerage fees incurred in connection with such sale. All other costs of administration of the plan will be paid by the Corporation.

VOLUNTARY CASH PAYMENTS


      15.   WHO WILL BE ELIGIBLE TO MAKE VOLUNTARY CASH PAYMENTS?


      All holders of record of the Corporation's Common Stock who elect to have dividends reinvested in accordance with the provisions of the Plan may also elect to make voluntary cash payments to the Plan for purposes of purchasing additional shares of the Corporation's Common Stock under the Plan.

      16.   WHAT ARE THE LIMITATIONS ON VOLUNTARY CASH PAYMENTS?


      Voluntary cash payments will be accepted for investment for those shareholders who are Participants in the Dividend Reinvestment Plan as of the record date, which generally has been the first Tuesday of the months of March, June, September, and December. The cash payment must be received (if by check or draft, received means cleared) no earlier than thirty (30) calendar days and no later than five (5) business days to the corresponding dividend payment date, which generally has been the first business day of the months of January, April, July, and October. Adequate time for the checks and other drafts to clear prior to the corresponding dividend payment date must be considered. Because Participants will not be credited with interest on their voluntary cash payments prior to investment and because the Plan Administrator is prohibited from holding such voluntary cash payments for extended periods of time prior to investing them, we strongly encourage Participants to submit cash payments within the timeframe described above. Voluntary cash payments may not be less than $100 per payment nor total more than $5,000 per quarter.

      17.   HOW DOES THE VOLUNTARY CASH PAYMENT OPTION WORK?


      A voluntary cash payment may be made by enclosing a check or money order with the executed Authorization Form (for new Participants) or by forwarding a check or money order to the Plan Administrator with the payment form which will accompany each statement of account. Checks and money orders must be made payable to: Univest National Bank and Trust Co., Plan Administrator of the Univest Dividend Reinvestment and Stock Purchase Plan, and include the Participant's account number and taxpayer identification number. Additional payment forms may be obtained from the Plan Administrator or online through our Investor Relations website at www.Univest.net.

      Any voluntary cash payment received by the Plan Administrator within the period described in No. 16 above will be applied to the purchase of shares of the Corporation's Common Stock on the following dividend payment date at a price determined in accordance with the provisions of the Plan. No interest will be paid on voluntary cash payments held by the Plan Administrator prior to the dividend payment date.

REPORTS TO PARTICIPANTS


      18.   WHAT KIND OF REPORTS WILL BE SENT TO PARTICIPANTS IN THE PLAN?


      The Plan Administrator maintains a separate account for each Participant. Each Participant will receive a statement of account subsequent to each dividend payment date describing cash dividends and voluntary cash payments received, the number of shares purchased, the price per share and the total shares accumulated under the Plan. These statements will provide a continuing record of the dates and cost of purchases on a quarterly basis and should be retained for income tax purposes. In addition, each Participant will also receive the Corporation's annual and quarterly reports to shareholders, notices of shareholder meetings, proxy statements, and Internal Revenue Service information for reporting dividends paid and commission expenses paid on their behalf.

CERTIFICATE FOR SHARES


      19. WILL CERTIFICATES BE ISSUED TO PARTICIPANTS FOR SHARES OF THE CORPORATION'S COMMON STOCK PURCHASED FOR THEM UNDER THE PLAN?


      No. Shares of the Corporation's Common Stock purchased under the Plan will be registered in the name of the Plan Administrator or its nominee as agent for Participants in the Plan. Certificates for shares purchased for a Participant's account under the Plan will not be issued unless the Participant withdraws shares from his/her Plan account. The Corporation will not issue certificates for fractional shares.

WITHDRAWAL OF SHARES AND PLAN ACCOUNTS


      20.   HOW MAY A PARTICIPANT WITHDRAW SHARES PURCHASED UNDER THE PLAN?


      Participants may withdraw from further participation in the Plan all or a portion of the whole shares of the Common Stock credited to their account by completing a "Withdrawal Notification Form" specifying the number of shares to be withdrawn and forwarding the form to the Plan Administrator at the address shown in No. 3 above. The Plan Administrator will deliver to the Participant a certificate for the number of whole shares withdrawn from the Plan. Dividends will no longer be reinvested for the withdrawn shares. Any notice of withdrawal received from a Participant less than five (5) business days before the dividend record date will not be effective until the Participant's dividends paid on that date have been reinvested and the shares credited to the Participant's account.


21.      MAY A PARTICIPANT ELECT TO HAVE THE WITHDRAWN SHARES SOLD?


      Yes. A Participant may request the Plan Administrator to sell the shares being withdrawn from his/her account under the Plan. The request to sell received from a Participant less than five (5) business days before a dividend record date will not be effective until the Participant's dividends paid on that date have been reinvested and the shares credited to the Participant's account. The Participant should specify in his Withdrawal Notification Form the number of shares to be sold.

      The Plan Administrator will assist only in the sale of a minimum of 100 shares, or in round lots of 100 shares, unless the Participant is discontinuing all participation in the Plan. The Plan Administrator will cause the sale of such shares within thirty (30) calendar days of receipt of the notice, and deliver to the Participant a check for the proceeds of the sale, less any brokerage commissions, the then applicable service fees, applicable withholding taxes, and transfer taxes incurred in connection with the sale. Requests for shares to be sold must be signed by all persons in whose names the account appears, with signatures guaranteed.


      Any fractional interest withdrawn will be liquidated by the Plan Administrator on the basis of the last closing price of the Common Stock as quoted by The NASDAQ National Market System on the next business day on which the Common Stock is trading following the day on which the Common Stock is trading following the day on which the withdrawal request is effectively processed by the Administrator and a check issued for the proceeds thereof. In no case will certificates representing a fractional interest be issued.


      If a Participant withdraws all of the whole and fractional shares from his/her account, he/she will be treated as having terminated participation in the Plan.

DISCONTINUATION OF DIVIDEND REINVESTMENT


      22.   HOW DOES A PARTICIPANT DISCONTINUE PARTICIPATION UNDER THE PLAN?


      Participants may terminate their participation in the Plan at any time by sending written notice to the Plan Administrator. When a Participant terminates his/her participation in the Plan, the Plan Administrator will deliver to the Participant a certificate for whole shares credited to the Participant's account under the Plan, and a check representing: (a) any uninvested dividends held by the Plan Administrator for the Participant under the Plan, and (b) the value of any fractional shares. The cash payment for any fractional share shall be based on the closing price of the Common Stock as quoted by The NASDAQ National Market on the next business day on which the Common Stock is trading following the day on which the withdrawal request is effectively processed by the Plan Administrator. Any notice of termination received less than five (5) business days prior to a dividend record date will not be effective until dividends paid for such record date have been reinvested and the shares credited to the Participant's account. Any Participant who elects to discontinue participation shall not be eligible to make voluntary cash payments.


      23. MAY A PARTICIPANT REQUEST SHARES TO BE SOLD WHEN TERMINATING PARTICIPATION?


      Yes. The request should be in writing for all of the whole shares to be sold. Such a request must be signed by each person in whose name the Plan account appears, with signatures guaranteed. On receipt of the request, the Plan Administrator will cause the sale to proceed in the same manner as set forth in No. 21 above. A check will be issued in lieu of the issuance of any fractional shares as set forth in No. 22 above.

FEDERAL INCOME TAX INFORMATION


      24. WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATING IN THE PLAN?


      The Internal Revenue Service has ruled that shareholders participating in dividend reinvestment plans similar to the Plan are treated for Federal income tax purposes as having received a taxable stock distribution equal to the fair market value of the amount of stock purchased with reinvested dividends. To the extent distributions made by the Corporation to its shareholders are treated as made from the Corporation's earnings and profits, the distributions will be dividends taxable as ordinary income. The Corporation has sufficient earnings and profits that participating shareholders can expect that the full amount of any distribution under the plan will be taxable as a dividend. Accordingly, Participants who purchase shares under the Plan through dividend reinvestment generally will recognize income in an amount equal to the fair market value of a share of Common Stock on the dividend payment date multiplied by the number of shares purchased (including any fractional share). The tax basis for shares purchased under these circumstances will be equal to the fair market value of the shares on the dividend payment date. The holding period for such shares will commence on the day the shares are purchased.

      The Internal Revenue Service also has ruled that purchases of stock with voluntary cash payments under a dividend reinvestment plan that contained provisions substantially similar to those for voluntary cash payments under the Plan did not result in income to Participants making such purchases.
Accordingly, Participants who purchase Common Stock under the Plan with voluntary cash payments should not recognize income in connection with such purchases. The tax basis of shares purchased under these circumstances will be equal to the purchase price. The holding period for such shares will commence on the day the shares are purchased.

      In the case of any shareholder for whom Federal income tax withholding on dividends is required, including a foreign shareholder whose income is subject to Federal income tax withholding, the Corporation will reinvest dividends net of the amount of tax required to be withheld.

      Dividends reinvested under the Plan by corporate shareholders may be eligible for the 70% dividends-received deduction.

      A Participant whose fractional interest in a share of Common Stock is liquidated for cash under the Plan generally will recognize capital gain or loss in an amount equal to the difference between the cash payment and the Participant's tax basis in the fractional interest. Whether any such gain or loss will be taxed as long-term or short-term capital gain or loss will depend upon the Participant's holding period.

      The Jobs and Growth Tax Relief Reconciliation Act of 2003, also known as the Tax Relief Act, enacted in 2003, reduces the maximum rate of tax imposed on most dividends received by individuals from the previous higher marginal income tax rates to graduated lower rates based on individual income levels. The tax relief applies to dividends received in taxable years beginning in 2003 and extends through taxable year 2008. To be eligible for the reduced rate, an individual shareholder must own common stock for more than 60 days during the 120-day period beginning before the ex-dividend date. For sales of stock on or after May 6, 2003 and before January 1, 2009, the Tax Relief Act also reduces the top individual tax rate on adjusted net capital gains, also based on individual income levels.

      THE FOREGOING SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES IS GENERAL AND DOES NOT PURPORT TO COVER EVERY SITUATION, AND IT DOES NOT INCLUDE A DISCUSSION OF STATE AND LOCAL TAX CONSEQUENCES OF PARTICIPANTS IN THE PLAN. PARTICIPANTS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE FEDERAL, STATE, AND LOCAL INCOME TAX CONSEQUENCES REGARDING THEIR PARTICULAR CIRCUMSTANCES.

OTHER INFORMATION


      25. WHAT HAPPENS IF THE CORPORATION DECLARES A STOCK DIVIDEND OR A STOCK SPLIT?


      The Corporation's Common Stock in a Participant's account will be adjusted to give effect to the stock dividend or stock split. In such event, the number of shares available for issuance under the Plan shall likewise be adjusted.


      26. HOW WILL THE SHARES CREDITED TO A PARTICIPANT'S ACCOUNT BE VOTED AT A MEETING OF THE SHAREHOLDERS?


      Each Participant will receive a proxy which will enable them to vote whole shares and fractional interests registered in their name as well as whole shares and fractional interests credited to their Plan account. Shares held by the Plan administrator for the account of a Participant who does not promptly return a proxy will not be voted.


      27. WHAT ARE THE RESPONSIBILITIES AND LIABILITIES OF THE CORPORATION AND THE PLAN ADMINISTRATOR?


The Corporation and the Plan Administrator shall not be liable for any act taken in good faith omission to or for any good faith act, including, without limitation, any claims of liability: (a) arising out of failure to terminate a Participant's account upon their death; (b) with respect to the prices at which shares of the Corporation's Common Stock are purchased or sold, the times when or the manner in which such purchases or sales are made, the decision whether to purchase such shares of the Corporation's Common Stock on the open market or from the Corporation, fluctuations in the market value of the Common Stock; and
(c) any matters relating to the operation or management of the Plan.

      All transactions in the connection with the Plan will be governed by the laws of the Commonwealth of Pennsylvania.


      28.   MAY THE PLAN BE MODIFIED OR DISCONTINUED?


      Yes. The Board of Directors of the Corporation, at its discretion, may at any time suspend, terminate, modify or amend the Plan and will endeavor to notify the Participants of any such suspension, termination, modification or amendment. The Corporation may terminate, for whatever reason at any time as it may determine in its sole discretion, a Participant's participation in the Plan after mailing a notice of intention to terminate to the Participant at the address as it appears on the Plan's administrative records.


      29.   MAY A  PARTICIPANT  PLEDGE  SHARES HELD IN THEIR  ACCOUNT  UNDER THE
            PLAN?


      No. Shares credited to a Participant's account under the Plan may not be pledged or assigned, nor may any rights or interests under the Plan be transferred, pledged or assigned, and any purported pledge, assignment or transfer shall be void. A Participant who wishes to pledge or assign his/her shares held under the Plan must withdraw those shares from the Plan.

                                 USE OF PROCEEDS

      The Corporation has no basis for estimating either the number of shares that will ultimately be purchased from the Corporation under the Plan or the prices which it will receive for such shares. When shares are purchased from the Corporation, the net proceeds from such sales will be used for general corporate purposes.

                                     EXPERTS


      The consolidated financial statements of the Corporation at December 31, 2004, and for the year then ended, included in the Annual Report (Form 10-K) incorporated by reference herein have been audited by KPMG LLP, independent registered public accounting firm, and at December 31, 2003, and for each of the two years in the period ended December 31, 2003, by Ernst & Young LLP, independent registered public accounting firm, as set forth in their respective reports included therein and incorporated by reference, and are incorporated by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

      Documents incorporated herein by reference in the future will include financial statements, related schedules (if required), and independent registered public accounting firms' reports, which financial statements and schedules will have been audited to the extent and for the periods set forth in such reports by the firm or firms rendering such reports, and to the extent so audited and consent to incorporation by reference is given, will be incorporated herein by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.


                                  LEGAL OPINION


      A legal opinion to the effect that the shares of Common Stock offered hereby, upon their issuance or sale, in accordance with the terms of the Plan, shall be validly issued, fully paid and non-assessable has been rendered by Shumaker Williams, P.C.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

      The general corporate law of the Commonwealth of Pennsylvania, as applicable to the Corporation, together with the Corporation's By-Laws, provides the Corporation's directors and officers with a broad range of limitation from liability and indemnification for actions and inactions in connection with the performance of their duties. Aside from matters involving criminal statutes or tax laws, directors are not personally liable for monetary damages for any action or inaction taken unless the director has breached or failed to perform his or her duties of office and such breach or failure constitutes self-dealing, willful misconduct or recklessness. The Corporation's directors and officers are entitled to be indemnified in connection with, or resulting from the defense of any civil or criminal action which they are made parties or a party or are otherwise involved by reason of being or having been a director or officer, provided that the Corporation is not obligated to indemnify a director or officer with respect to any matter as to which he shall be finally adjudged in an action, suit or proceeding to have been liable for willful misconduct or recklessness in the performance of his duties.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Corporation pursuant to the foregoing provisions, the Corporation has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.

                                                        ------------------------------
                                                        ------------------------------
THIS   PROSPECTUS   DOES  NOT   CONTAIN   ALL  THE
INFORMATION   SET   FORTH   IN  THE   REGISTRATION             [GRAPHIC OMITTED]
STATEMENT,  CERTAIN  PORTIONS  OF WHICH  HAVE BEEN                  UNIVEST
OMITTED  PURSUANT TO THE RULE AND  REGULATIONS  OF         CORPORATION OF PENNSYLVANIA
THE  SECURITIES  AND EXCHANGE  COMMISSION,  AND TO
WHICH  PORTIONS   REFERENCE  IS  HEREBY  MADE  FOR
FURTHER    INFORMATION   WITH   RESPECT   TO   THE      DIVIDEND REINVESTMENT AND STOCK
CORPORATION AND THE SECURITIES OFFERED HEREBY. THE               PURCHASE PLAN
REGISTRATION  STATEMENT  MAY BE INSPECTED  WITHOUT
CHARGE BY ANYONE AT THE OFFICE OF THE  COMMISSION,
100 F STREET,  N.E.,  WASHINGTON,  D.C. 20549, AND
COPIES  OF ALL OR ANY  PART OF IT MAY BE  OBTAINED
FROM THE COMMISSION AT ITS PRINCIPAL OFFICE, 100 F
STREET, N.E., WASHINGTON, D.C. 20549, UPON PAYMENT
OF THE FEES PRESCRIBED BY IT.


TABLE OF CONTENTS                                               1,968,750 SHARES

Available Information.......................2                     COMMON STOCK

Incorporation of Certain Documents by
         Reference..........................2                    ($5 PAR VALUE)

The Corporation.............................3

Risk Factors................................3                      ----------

Description of Dividend Reinvestment                               PROSPECTUS
         And Stock Purchase Plan............4                      ----------

Use of Proceeds............................11

Experts....................................11

Legal Opinion..............................11

Indemnification of Directors and Officers..11
                                                              February 23, 2006


                                                        ------------------------------
                                                        ------------------------------


                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

      Management estimates that the expenses payable by the company in connection with the sale of securities registered on the Registration Statement will be as follows:


         Registration Fee                            $  5,323.28
         Legal Fees and Expenses                     $  5,655.00
         Printing and EDGAR Filing Expenses          $  1,233.00
         Miscellaneous                               $      0.00

         TOTAL                                       $ 12,211.28

         The above amounts include the following expenses relating specifically to this Post- effective Amendment No. 1:


         Registration Fee                            $       N/A
         Accounting Fees and Expenses                $ 11,000.00*
         Legal Fees and Expenses                     $  5,000.00*
         Printing and EDGAR Filing Expenses          $  2,500.00*
         Miscellaneous                               $      0.00
                                                     ===========
         TOTAL                                       $ 18,500.00

* Estimated

Item 15. Indemnification of Directors and Officers.

      Subchapter D of Chapter 17 of the Pennsylvania Business Corporation Law of 1988, as amended (15 Pa. C.S. Sections 1741-1750) provides that a business corporation has the power under certain circumstances to indemnify directors, officers, employees and agents against certain expenses incurred by them in connection with any threatened, pending or completed action, suit or proceeding. We qualify the following discussion, in its entirety, by the full text of Subchapter D of Chapter 17 of the Pennsylvania Business Corporation Law of 1988, as amended, is attached as Exhibit 99.1.

      Section 1721 of the Pennsylvania Business Corporation Law of 1988, which relates to the Board of Directors, declares that, unless otherwise provided by statute or in a bylaw adopted by the shareholders, all powers enumerated in section 1502, which relates to general powers, and elsewhere in the corporation law or otherwise vested by law in a business corporation must be exercised by or under the authority of, and the business and affairs of every business corporation shall be managed under the direction of, a board of directors. If a provision is made in the by- laws, the powers and duties conferred or imposed upon the board of directors under the corporation law are exercised or performed to the extent and by a person or persons as provided in the by-laws.

      Section 1712 provides that a director of a business corporation stands in a fiduciary relation to the corporation and must perform his duties as a director, including his duties as a member of any committee of the board, in good faith, in a manner he reasonably believes to be in the best interests of the corporation and with the care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. In performing his duties, a director is entitled to rely in good faith on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by any of the following:

      o one or more officers or employees of the corporation whom the director reasonably believes to be reliable and competent in the matters presented;

      o counsel, public accountants or other persons as to matters which the director reasonably believes to be within the professional or expert competence of such person; or

      o a committee of the board upon which he does not serve, duly designated in accordance with law, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

         A director is not be considered to be acting in good faith, if he has knowledge concerning the matter in question that would cause his reliance to be unwarranted.

         Section 1716 states that in discharging the duties of their respective positions, the board of directors, committees of the board and individual directors of a business corporation may, in considering the best interests of the corporation, consider the effects of any action upon employees, upon suppliers and customers of the corporation and upon communities in which offices or other establishments of the corporation are located, and all other pertinent factors. The consideration of those factors does not constitute a violation of the preceding paragraph. In addition, absent breach of fiduciary duty, lack of good faith or self-dealing, actions taken as a director or any failure to take any action are presumed to be in the best interests of the corporation.

         Moreover, Section 1713 addresses the personal liability of directors and states that if a bylaw adopted by the shareholders so provides, a director is not personally liable, as such, for monetary damages for any action taken, or any failure to take any action, unless:

      o the director has breached or failed to perform the duties of his office under this section; and

      o the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.


      The provisions discussed above shall not apply to:


      o the responsibility or liability of a director pursuant to any criminal statute; or

      o the liability of a director for the payment of taxes pursuant to local, state or federal law.

      Section 1714 states that a director of a business corporation who is present at a meeting of its board of directors, or of a committee of the board, at which action on any corporate matter is taken on which the director is generally competent to act, is presumed to have assented to the action taken unless his dissent is entered in the minutes of the meeting or unless he files his written dissent to the action with the secretary of the meeting before the adjournment of the meeting or transmits the dissent in writing to the secretary of the corporation immediately after the adjournment of the meeting. The right to dissent does not apply to a director who voted in favor of the action. Nothing in Section 1714 bars a director from asserting that minutes of the meeting incorrectly omitted his dissent if, promptly upon receipt of a copy of the minutes, he notifies the secretary, in writing, of the asserted omission or inaccuracy.

      Section 1741 which relates to third party actions, provides that unless otherwise restricted in its by-laws, a business corporation has the power to indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that the person is or was a representative of the corporation, or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the action or proceeding if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal proceeding, had reasonable cause to believe that his conduct was not unlawful.

      Section 1742, which relates to derivative actions, provides that unless otherwise restricted in its by-laws, a business corporation has the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a representative of the corporation, or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, actually and reasonably incurred by the person in connection with the defense or settlement of the action if the person acted in good faith and in a manner he reasonably believed to be in, or not opposed to the best interests of the corporation. Indemnification shall not be made under this section in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the corporation unless, and only to the extent that, the court of common pleas of the judicial district embracing the county in which the registered office of the corporation is located or the court in which the action was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court of common pleas or such other court shall deem proper.

      Section 1743, which relates to mandatory indemnification, provides for mandatory indemnification of directors and officers to the extent that a representative of the business corporation has been successful on the merits or otherwise in defense of any action or proceeding referred to in Sections 1741 (relating to third party actions) or 1742 (relating to derivative actions), or in defense of any claim, issue or matter therein, the person is indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

      Section 1744, which relates to procedure for effecting indemnification, provides the procedure for effecting indemnification. Under this section unless ordered by a court, any indemnification under Section 1741 (relating to third party actions) or 1742 (relating to derivative actions) is made by the business corporation only as authorized in the specific case upon a determination that indemnification of the representative is proper in the circumstances because the person has met the applicable standard of conduct set forth in those sections. The determination shall be made:

      o by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action or proceeding;

      o if a quorum is not obtainable, or, if obtainable and a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

      o     by the shareholders.

      Section 1745, which relates to advancing expenses, provides that expenses, including attorneys' fees, incurred in defending any action or proceeding referred to above may be paid by the business corporation in advance of the final disposition of the action or proceeding upon receipt of an undertaking by or on behalf of the representative to repay such amount if it is ultimately determined that the person is not entitled to be indemnified by the corporation as authorized by Pennsylvania law or otherwise.

      Section 1746, which relates to supplementary coverage, provides that the indemnification and advancement of expenses provided by or granted pursuant to the other sections of Pennsylvania law are not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any other by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

      Section 1746 also provides that indemnification referred to above is not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

      Section 1746 further declares that indemnification under any bylaw, agreement, vote of shareholders or directors or otherwise, may be granted for any action taken or any failure to take any action and may be made whether or not the corporation would have the power to indemnify the person under any other provision of law except as provided in this section and whether or not the indemnified liability arises or arose from any threatened, pending or completed action by or in the right of the corporation. This indemnification is declared to be consistent with the public policy of the Commonwealth of Pennsylvania.

      Section 1747, which relates to the power to purchase insurance, provides that unless otherwise restricted in its by-laws, a business corporation has the power to purchase and maintain insurance on behalf of any person who is or was a representative of the corporation or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in that capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against that liability under the provisions of the corporation law. This insurance is declared to be consistent with the public policy of the Commonwealth of Pennsylvania.

      Section 1748, which relates to application to surviving or new corporations, provides that for the purposes of Pennsylvania law, references to "the corporation" include all constituent corporations absorbed in a consolidation, merger or division, as well as the surviving or new corporations surviving or resulting therefrom, so that any person who is or was a representative of the constituent, surviving or new corporation, or is or was serving at the request of the constituent, surviving or new corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of Pennsylvania law with respect to the surviving or new corporation as he would if he had served the surviving or new corporation in the same capacity.

      Section 1749, which applies to employee benefit plans, states that for the purposes of Pennsylvania law:

      o references to "other enterprises" shall include employee benefit plans and references to "serving at the request of the corporation" shall include any service as a representative of the business corporation that imposes duties on, or involves services by, the representative with respect to an employee benefit plan, its participants or beneficiaries;

      o excise taxes assessed on a person with respect to an employee benefit plan pursuant to applicable law shall be deemed "fines"; and

      o action with respect to an employee benefit plan taken or omitted in good faith by a representative of the corporation in a manner he reasonably believed to be in the interest of the participants and beneficiaries of the plan shall be deemed to be action in a manner that is not opposed to the best interests of the corporation.

      Section 1750, which relates to duration and extent of coverage, declares that the indemnification and advancement of expenses provided by, or granted pursuant to Pennsylvania law, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a representative of the corporation and inure to the benefit of the heirs and personal representative of that person.

      Article 23 of the company's By-laws provides for indemnification to the full extent authorized by Pennsylvania law.

      Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the manner has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

Item 16. Exhibits


      The following exhibits are included in this Registration Statement:


Exhibit Number
--------------


4.1   Registrant's Dividend Reinvestment Plan (Included in the Prospectus).

5.1 Opinion of Shumaker Williams, P.C., of Camp Hill, Pennsylvania, Special Counsel to Registrant as to legality of the shares of Registrant's common stock.

23.1  Opinion of Shumaker Williams, P.C. (Included in Exhibit 5.1).

23.2  Consent of KPMG, LLP, Independent Registered Public Accounting Firm.

23.3  Consent of Ernst & Young, LLP, Independent Registered Public Accounting
      Firm

24 Power of Attorney given by the Officers and Directors of the Registrant (Included on Signature Page).

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:


      (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

      (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

      (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the registration statement.

            Provided, however, that paragraphs (a) and (b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of those securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


(4) That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
      Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of those securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


      Pursuant to the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Souderton, Commonwealth of Pennsylvania on February 23, 2006.


                       UNIVEST CORPORATION OF PENNSYLVANIA



                             By: /s/ William S. Aichele
                                 -----------------------------------------------
                                 William S. Aichele
                                 Chairman, President and Chief Executive Officer



                                POWER OF ATTORNEY


      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William S. Aichele and Wallace H. Bieler, and each of them, his true and lawful attorney-in-fact, as agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacity, to sign any or all amendments to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto the attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.


Name                                    Capacity                                 Date
----                                    --------                                 ----
/s/ William S. Aichele                  Chairman, President and Chief Executive  February 23, 2006
------------------------------------    Officer  (Principal Executive Officer)
William S. Aichele


/s/ Wallace H. Bieler                   Senior Executive Vice President, Chief   February 23, 2006
------------------------------------    Operation Officer and Chief Financial
Wallace H. Bieler                       Officer


/s/ Marvin A. Anders                    Director                                 February 23, 2006
------------------------------------
Marvin A. Anders


/s/ James L. Bergey                     Director                                 February 23, 2006
------------------------------------
James L. Bergey


/s/ R. Lee Delp                         Director                                 February 23, 2006
------------------------------------
R. Lee Delp


/s/ Charles H. Hoehflich                Director                                 February 23, 2006
------------------------------------
Charles H. Hoehflich


/s/ Norman L. Keller                    Director                                 February 23, 2006
------------------------------------
Norman L. Keller


/s/ Thomas K. Leidy                     Director                                 February 23, 2006
------------------------------------
Thomas K. Leidy


/s/ H. Ray Mininger                     Director
------------------------------------                                             February 23, 2006
H. Ray Mininger


/s/ Merrill S. Moyer                    Director                                 February 23, 2006
------------------------------------
Merrill S. Moyer


/s/ P. Gregory Shelly                   Director                                 February 23, 2006
------------------------------------
P. Gregory Shelly


/s/ John U. Young                       Director                                 February 23, 2006
------------------------------------
John U. Young


                                INDEX TO EXHIBITS

Exhibit Number
--------------

4.1   Registrant's Dividend Reinvestment Plan (Included in the Prospectus).

5.1 Opinion of Shumaker Williams, P.C., of Camp Hill, Pennsylvania, Special Counsel to Registrant as to legality of the shares of Registrant's common stock.

23.1  Opinion of Shumaker Williams, P.C. (Included in Exhibit 5.1).

23.2  Consent of KPMG, LLP, Independent Registered Public Accounting Firm.

23.3  Consent of Ernst & Young, LLP, Independent Registered Public Accounting
      Firm.

24 Power of Attorney given by the Officers and Directors of the Registrant (Included on Signature Page).